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                                                                   EXHIBIT 99.15


                                AUTOTOTE CORPORATION

                               OFFER TO EXCHANGE

                                   ALL OF ITS

              12 1/2% SENIOR SUBORDINATED NOTES DUE 2010, SERIES B

                       FOR ANY AND ALL OF ITS OUTSTANDING

              12 1/2% SENIOR SUBORDINATED NOTES DUE 2010, SERIES A

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        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                        [      ], 2001, UNLESS EXTENDED.
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                                                               December   , 2000

To Our Clients:


    Enclosed for your consideration is a Prospectus dated December   , 2000 (as
the same may be amended from time to time, the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Prospectus and any amendments or supplements thereto, collectively constitute the "Exchange Offer") relating to the offer by Autotote Corporation, a Delaware corporation (the "Company"), to exchange $1,000 in principal amount of its 12 1/2% Senior Subordinated Notes due 2010, Series B (the "series B notes"), for each $1,000 in principal amount of its outstanding 12 1/2% Senior Subordinated Notes due 2010, Series A (the "series A notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.


    WE ARE THE HOLDER OF RECORD OF SERIES A NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER FOR EXCHANGE OF SUCH SERIES A NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER FOR EXCHANGE SERIES A NOTES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender for exchange on your behalf any or all of such series A notes held by us for your account, pursuant to the terms and subject to the conditions set forth in the Exchange Offer.

    Your attention is directed to the following:

         1. The Exchange Offer will expire at 5:00 p.m., New York City time, on [ ], 2001, unless the Company extends the Exchange Offer. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

         2. The Exchange Offer is made for all series A notes outstanding, constituting $150,000,000 aggregate principal amount as of the date of the Prospectus.

         3. The minimum permitted tender is $1,000 principal amount of series A notes, and all tenders must be in integral multiples of $1,000.

         4. THE EXCHANGE OFFER IS CONDITIONED UPON THE SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN THE PROSPECTUS UNDER THE CAPTION "THE EXCHANGE OFFER--CONDITIONS OF THE EXCHANGE OFFER." THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM PRINCIPAL AMOUNT OF SERIES A NOTES BEING TENDERED FOR EXCHANGE.

         5. Tendering Holders (as defined in the Letter of Transmittal) will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 9 of the Letter of Transmittal, transfer taxes applicable to the exchange of series A notes pursuant to the Exchange Offer.
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         6. In all cases, exchange of series A notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by The Bank of New York (the "Exchange Agent") of (a) (i) certificates representing such series A notes or timely confirmation of a book-entry transfer of such series A notes into the Exchange Agent's account at The Depository Trust Company ("Book-Entry Transfer Facility") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer--How to Tender Series A Notes for Exchange," (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal; or (b) an Agent's Message (as defined in the Letter of Transmittal) from The Depository Trust Company.

    The Exchange Offer is being made solely through the use of the Prospectus and the related Letter of Transmittal and is being made to all holders of series A notes. The Company is not aware of any state where the making of the Exchange Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Exchange Offer or the acceptance of series A notes tendered for exchange pursuant thereto, the Company will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Exchange Offer. If, after such good faith effort, the Company cannot comply with such state statute the Exchange Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of series A notes in such state. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of the series A notes held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender for exchange of your series A notes, the entire aggregate amount of such series A notes will be tendered for exchange unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.
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                        INSTRUCTIONS WITH RESPECT TO THE

                              AUTOTOTE CORPORATION

                               OFFER TO EXCHANGE

                                   ALL OF ITS

              12 1/2% SENIOR SUBORDINATED NOTES DUE 2010, SERIES B

                       FOR ANY AND ALL OF ITS OUTSTANDING

              12 1/2% SENIOR SUBORDINATED NOTES DUE 2010, SERIES A

    The undersigned acknowledge(s) receipt of your letter enclosing the
Prospectus dated December   , 2000 (as the same may be amended from time to
time, the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Prospectus and any amendments or supplements thereto, collectively constitute the "Exchange Offer") pursuant to the offer by Autotote Corporation, a Delaware corporation, to exchange $1,000 in principal amount of its 12 1/2% Senior Subordinated Notes due 2010, Series B (the "series B notes"), for each $1,000 in principal amount of its outstanding 12 1/2% Senior Subordinated Notes due 2010, Series A (the "series A notes").

    This will instruct you to tender the principal amount of series A notes indicated below (or, if no number is indicated below, the entire aggregate principal amount) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer.

    I (WE) UNDERSTAND THAT IF I (WE) SIGN THESE INSTRUCTIONS WITHOUT INDICATING AN AGGREGATE PRINCIPAL AMOUNT OF SERIES A NOTES IN THE SPACE BELOW, ALL
SERIES A NOTES HELD BY YOU FOR MY (OUR) ACCOUNT WILL BE EXCHANGED.

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  Aggregate Principal Amount of series A notes to be Tendered:* $ ____________

  Dated: _____________________________________________________________________
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                                   SIGN HERE

  Signature(s): ______________________________________________________________

  Please print name(s): ______________________________________________________

  Address: ___________________________________________________________________

  Area Code and Telephone Number: ____________________________________________

  Tax Identification or Social Security Number: ______________________________
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*   UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT THE ENTIRE PRINCIPAL
    AMOUNT OF SERIES A NOTES HELD BY US FOR YOUR ACCOUNT ARE TO BE TENDERED FOR EXCHANGE. The minimum permitted tender is $1,000 principal amount of series A notes; all other tenders must be in integral multiples of $1,000.